United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

April 11, 2006
(Date of Report)

China 3C Group
(Exact name of registrant as specified in its charter)

Nevada	000-28767	88-0403070
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

368 HuShu Nan Road
HangZhou City, Zhejiang Province, China	310014
(Address of principal executive offices)	(Zip Code)

086-0571-88381700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

SIGNATURE

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers.

Appointment of Xiang Ma as President

     Mr. Xiang Ma was appointed President of China 3C Group on April 11, 2006. Mr. Ma, age 32, was President of Yiwu Yong Xin Telecommunication Company Limited, China 3C Group’s largest subsidiary, since 1999. Prior to that, from 1996 to 1999, Mr. Ma was the manager of Zhejiang Transfar Company Limited, a high-tech publicly traded company in China. During his time at Zhejiang Transfar, Mr. Ma was also responsible for the company’s corporate communications. Mr. Ma received his Bachelor degree from Zhejiang University with a concentration in business management.

     There are no family relationships between Mr. Ma and the directors, or executive officers, of the Registrant. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Ma (or any member of his immediate family) had or is to have a direct or indirect material interest.

There are no employment agreements between the Registrant and Xiang Ma.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China 3C Group

Date: April 15, 2006	/s/ Xiang Ma
Xiang Ma
President